UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 9, 2025 (July 7, 2025)
Date of Report (date of earliest event reported)

Rimini Street, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37397	36-4880301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 S. Pavilion Center Drive, Suite 330
Las Vegas, NV 89135
(Address of principal executive offices) (Zip Code)

(702) 839-9671
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	RMNI	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 7, 2025 (the “Effective Date”), Rimini Street, Inc. (“Rimini” or the “Company”) and its President, Chief Executive Officer and Chairman of the Board, Seth A. Ravin (“Ravin”), entered into a confidential settlement agreement (the “Settlement Agreement”) with Oracle Corporation and certain of its affiliates (collectively, “Oracle”) (and all signatories collectively the “Parties”). If all Parties complete their agreed upon responsibilities, the Settlement Agreement will allow for the final resolution and ultimate dismissal of Case Number 2:14-cv-01699-MMD-DJA (“Rimini II”), which is currently before the United States District Court for the District of Nevada (the “District Court”) for further proceedings, following remand from the Ninth Circuit Court of Appeals (the “Ninth Circuit”). The Parties entered into the Settlement Agreement to provide a full, final, complete and global settlement of the subject matter of the Rimini II case.

Oracle Litigation Background
Over the past fifteen years, Rimini and Oracle have been parties in two different U.S. Federal court cases, referred to as “Rimini I” and “Rimini II.” Rimini’s litigation with Oracle has been primarily related to the manner in which Rimini provided certain support services to a subset of Rimini’s clients that are licensees to Oracle’s enterprise software, certain Rimini actions involving Oracle copyright notices, and certain Rimini public statements. The Ninth Circuit held that Rimini offered third-party support in lawful competition with Oracle’s direct maintenance services.

Rimini I
In January 2010, Oracle commenced litigation against Rimini in the District Court, Oracle USA, Inc. v. Rimini, No. 2:10-cv-00106 (D. Nev.) (“Rimini I”). The litigation has run its course through trial and all appeals. A permanent injunction was entered by the District Court in 2018 (“Rimini I Injunction”) and remains in effect, defining the manner in which Rimini can provide support services for certain Oracle product lines (but not prohibiting Rimini support of any Oracle products).

Rimini II
In October 2014, Rimini commenced litigation against Oracle in Rimini II, and Oracle brought counterclaims against Rimini and Ravin. Following trial in 2022 and a merits appeal to and ruling by the Ninth Circuit, the Rimini II matter was remanded to the District Court to resolve Oracle’s claims related solely to the manner in which Rimini provided certain support services to a subset of Rimini’s Oracle PeopleSoft clients and – in light of the judgment reversals made in favor of Rimini by the Ninth Circuit – which included vacating the underlying copyright infringement judgment – resolve the disposition of approximately $58.7 million in attorneys’ fees and costs, including post-judgment interest of approximately $0.2 million, paid by Rimini to Oracle in late 2024.

On April 24, 2025, the District Court issued a permanent injunction (the “Rimini II Injunction”) requiring Rimini to comply with the Digital Millennium Copyright Act and refrain from making four statements – none of which are part of Rimini’s current marketing.

Oracle PeopleSoft Services Wind Down
On July 31, 2024, Rimini announced during its fiscal second quarter earnings call that it had unilaterally decided to wind down its offering of support and services for Oracle PeopleSoft software, and the Company repeated that decision during subsequent earnings calls held on October 30, 2024 and May 1, 2025. At the time of the Company’s announcement on July 31, 2024, the annual revenue associated with the Company’s provision of services for Oracle’s PeopleSoft products was approximately $30 million.

The Settlement Agreement
The Settlement Agreement provides, in part, that:

•No Parties admit any liability or wrongdoing.

•No later than July 9, 2025, Oracle will remit back to Rimini approximately $37.8 million of the approximately $58.7 million in attorneys’ fees and costs Rimini paid to Oracle in late 2024, which the Company has agreed will satisfy the District Court’s Order on Fees on Remand dated June 2, 2025. The amount to be remitted back to Rimini includes interest. Oracle will be entitled to retain approximately $22.5 million of the fee award that Rimini previously paid to Oracle. Oracle completed the remit to Rimini on July 8, 2025.

•No later than July 22, 2025, the Parties to the Settlement Agreement will jointly move the District Court for a stay of all pending proceedings in the Rimini II litigation and the vacatur of all currently scheduled hearing dates and deadlines. If the District Court declines to enter the stay, within fourteen (14) calendar days of such denial, Oracle shall file with the District Court a motion to dismiss without prejudice the Rimini II case in its entirety.

•If, among other obligations, the Company (a) completes its previously announced wind down of its provision of support and services for Oracle’s PeopleSoft software (the “Wind Down”) no later than July 31, 2028 (the “Wind Down Period”), (b) notifies all existing customers for which it supplies such support and services of the Wind Down, (c) provides required quarterly Wind Down progress reports to Oracle with certain agreed-upon information and (d) signs a declaration, under penalty of perjury, affirming that the Wind Down is complete and issues a public statement as to the same, which statement can be in the form of a filing made with the United States Securities and Exchange Commission (the “SEC”), then, within 14 days after the Company certifies to Oracle that the Wind Down has been completed, the Parties will jointly file a stipulation with the District Court to dismiss the Rimini II litigation with prejudice.

•During the Wind Down Period, the Parties covenant and agree not to make, initiate, join, take action in connection with, or assert any claim, action, litigation or proceeding of any kind, known or unknown, anywhere in the world against each other during the Wind Down Period based on any claim for conduct at issue in the Rimini I or Rimini II cases that accrued either (i) before the end of the Wind Down Period, if related to PeopleSoft products, or (ii) before the Settlement Agreement Effective Date, if related to any other Oracle product or service (such agreement and covenant, the “Litigation Standstill”), including any new lawsuits, contempt proceedings, actions to enforce the Rimini I Injunction or the Rimini II Injunction, or for discovery. In the event of a breach by any Party that remains uncured after the cure period and leads to the termination of the Settlement Agreement, Oracle may ask the District Court to lift the Litigation Standstill.

•The Rimini I Injunction and the Rimini II Injunction shall remain in effect, and the District Court will retain jurisdiction to enforce them.

The Settlement Agreement also contains customary representations, warranties and covenants. The above descriptions of the litigation with Oracle and the Settlement Agreement do not purport to be complete. The Company intends to file a redacted copy of the confidential Settlement Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Please see the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as filed with the SEC on May 1, 2025, for additional information and disclosures regarding the Company’s litigation with Oracle.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

Exhibit No.	Exhibit Title

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMINI STREET, INC.

Dated: July 9, 2025	By:	/s/ Seth A. Ravin
Name: Seth A. Ravin
Title: President, Chief Executive Officer and Chairman of the Board

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